  As filed with the Securities and Exchange Commission on March 5, 1999

                                                     Registration No. 333-69207
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                               ----------------

                            AMENDMENT NO. 4 TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                                CARESIDE, INC.
            (Exact name of registrant as specified in its charter)

        Delaware                     3841                    23-2863507
                               (Primary Standard          (I.R.S. Employer
     (State or other              Industrial             Identification No.)
     jurisdiction of          Classification Code
    incorporation or                Number)
      organization)

                  6100 Bristol Parkway, Culver City, CA 90230
                                (310) 338-6767
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                               ----------------
                             W. Vickery Stoughton
                    Chairman of the Board of Directors and
                            Chief Executive Officer
                                Careside, Inc.
                             6100 Bristol Parkway
                             Culver City, CA 90230
                                (310) 338-6767
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                               ----------------
                                With copies to:
        Barry M. Abelson, Esq.                Jonathan L. Kravetz, Esq.
        Julia D. Corelli, Esq.               Mintz, Levin, Cohn, Ferris,
          Pepper Hamilton LLP                  Glovsky and Popeo, P.C.
         3000 Two Logan Square                  One Financial Center
        Philadelphia, PA 19103                    Boston, MA 02111
            (215) 981-4000                         (617) 542-6000

                               ----------------
  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                               ----------------
  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

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-------------------------------------------------------------------------------

This Amendment No. 4 to the Registration Statement No. 333-69207 is being filed solely to file Exhibit Nos. 4.1, 10.16, 10.21 and 10.32.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

  The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

   Nature of Expense                                                   Amount
   -----------------                                                 ----------
   SEC Registration Fee............................................. $    9,174
   Nasdaq National Market Listing Fee...............................     72,875
   NASD Fee.........................................................      3,720
   Printing and engraving fees......................................    150,000
   Registrant's counsel fees and expenses...........................    320,000
   Accounting fees and expenses.....................................    125,000
   Spencer Trask Fee................................................    100,000
   Underwriters' Expenses...........................................    250,000
   Blue Sky expenses and counsel fees...............................     25,000
   Transfer agent and registrar fees................................      8,000
   Miscellaneous....................................................     36,231
                                                                     ----------
     TOTAL.......................................................... $1,100,000
                                                                     ==========

Item 14. Indemnification of Directors and Officers.

  Our Amended and Restated Certificate of Incorporation (the "Charter") provides that we shall indemnify and advance expenses to the fullest extent permitted by Section 145 of the Delaware General Corporation Law ("DGCL"), as amended from time to time, to each person who is or was one of our directors or officers and the heirs, executors and administrators of such a person. Any expenses, including attorneys' fees, incurred by a person who is or was one of our directors or officers, and the heirs, executors and administrators of such a person in connection with defending any such proceeding in advance of its final disposition shall be paid by us; provided, however, that if the DGCL requires, an advancement of expenses incurred by an indemnitee in his capacity as a director or officer, and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan, shall be made only upon delivery to us of an undertaking by or on behalf of such indemnitee, to repay all amounts so advanced, if it shall ultimately be determined that such indemnitee is not entitled to be indemnified for such expenses. Notwithstanding the aforementioned indemnification provisions, we may, at the discretion of our Chief Executive Officer, enter into indemnification agreements with directors or officers.

  Section 145 of the DGCL provides that a corporation has the power to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such director or officer or former director or officer is or was a director, officer, employee or agent of the corporation, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with such action, suit or proceeding, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such person had no reasonable cause to believe his or her conduct was unlawful, except that, if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware, or any court in which such suit or action was brought, shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

  The Charter, which will be filed prior to the completion of our initial public offering of securities, contains a provision to limit the personal liability of our directors to the fullest extent permitted by Section 102(b)(7) of the DGCL, as amended. In addition, the Amended and Restated By-Laws, which will become effective prior to the completion of the offering of securities, provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by us or in our right, by reason of the fact that he is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. See Exhibit 3.1c, "Form of Amended and Restated Certificate of Incorporation of Careside, Inc."

  As permitted by the DGCL, the Charter, which will be filed prior to the completion of the offering, provides that, subject to certain limited exceptions, none of our directors shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for the unlawful payment of dividends on or redemption or repurchase of our capital stock or (4) for any transaction from which the director derived an improper personal benefit. The effect of this provision is to limit our ability and our stockholders' ability through stockholder derivative suits on our behalf, to recover monetary damages against a director for the breach of certain fiduciary duties as a director, including breaches resulting from grossly negligent conduct. In addition, the Charter and Amended and Restated By-Laws provide that we shall, to the fullest extent permitted by the DGCL, indemnify all of our directors and officers and that we may, to the extent permitted by the DGCL, indemnify our employees and agents.

  We have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

  Since our formation in July 1996, we have issued the following securities, giving retroactive effect to a 1-for-5.2 reverse stock split to be effected in connection with the offering described in the prospectus, without registration under the Securities Act:

  1. In July 1996 and October 1996, we issued an aggregate of 659,342 shares of common stock to our founder group for no consideration.

  2. In November 1996, pursuant to an asset purchase agreement, SmithKline Beecham Diagnostics Systems Co. and SmithKline Beecham Clinical Laboratories, Inc. sold us certain fixed and intangible assets used in connection with our point-of-care development program. As consideration for the purchase of the assets, we issued to SBDS 34,702 shares of common stock, representing 5% of our total common stock outstanding at that time.

  3. In December 1996, in connection with the establishment of a $1.0 million working capital facility, we issued Exigent Partners, L.P. 557,600 shares of common stock for an aggregate purchase price of $98,995. In the same month, we issued (1) 30,936 shares of common stock to SmithKline Beecham Corporation pursuant to certain anti-dilution protections granted to SmithKline Beecham Corporation in connection with a credit facility and asset transfer and (2) 30,173 shares of common stock to Philip B. Smith for the investment banking services he provided in connection with our equity financing.

  4. In January 1997, our credit facility from SmithKline Beecham
     Corporation, pursuant to its terms, was converted into 129,555 shares of common stock, representing 2% of our total common stock outstanding at that time.

  5. In March 1997, we completed a private placement of securities through Spencer Trask Securities Incorporated which resulted in our issuance of 1,923,077 shares of common stock at $5.20 per share to 203 investors who were deemed to be accredited investors under Rule 501(a) of Regulation D of the Securities Act of 1933 based upon representations made to us by such investors. In connection with the private placement in February 1997, we issued warrants to Spencer Trask Securities Incorporated to purchase 384,615 shares of common stock at an exercise price of $5.20 per share as partial consideration for its services in the private placement. These warrants expire three (3) years after closing of the offering. Of the proceeds of this private placement, which totalled in the aggregate approximately $10 million, we received approximately $9 million with the remainder paid as a commission to Spencer Trask for its services in the private placement.

  6. In February 1997, we granted stock options to purchase an aggregate of 256,370 shares of common stock under our 1996 Incentive and Non-Qualified Stock Option Plan and 1996 Key Executive Stock Option Plan (collectively, the "1996 Stock Option Plans") to ten employees and directors. The weighted average per share exercise price of these stock options is $5.29.

  7. In May 1997, we granted stock options to purchase 192 shares of common stock under our 1996 Incentive and Non-Qualified Stock Option Plan to one employee. The per share exercise price of these stock options is $5.20.

  8. In June 1997, we granted stock options to purchase an aggregate of 31,731 shares of common stock under our 1996 Stock Option Plans to an individual who was both one of our employees and a director. The per share exercise price of these stock options is $6.76.

  9. In August 1997, we granted Cedar Capital Investors, options to purchase 1,154 shares of common stock at an exercise price of $.052 per share. These options remain exercisable until August 8, 2007. These options were granted to Cedar Capital Investors in consideration for providing certain financial consulting services to us in connection with a private placement of securities in 1998.

  10. In December 1997, we granted stock options to purchase an aggregate of 27,716 shares of common stock under our 1996 Incentive and Non-Qualified Stock Option Plan to 20 employees. The weighted average per share exercise price of these stock options is $6.09.

  11. In January 1998, we granted stock options to purchase an aggregate of 1,923 shares of common stock under our 1996 Incentive and Non-Qualified Stock Option Plan to one employee. The per share exercise price of these stock options is $6.76.

  12. In February 1998, we granted stock options to purchase an aggregate of 13,702 shares of common stock under our 1996 Incentive and Non-Qualified Stock Option Plan to six employees. The per share exercise price of these stock options is $6.76.

  13. In May 1998, we granted stock options to purchase an aggregate of 17,713 shares of common stock under our 1996 Incentive and Non-Qualified Stock Option Plan to 18 employees which were immediately exercised. The per share exercise price of these stock options was $6.76 per share.

  14. In June 1998, we completed a second private placement of securities through Spencer Trask Securities Incorporated which resulted in our issuance of 1,701,183 shares of common stock at $6.76 per share to 311 investors, of whom 101 invested in the 1997 private placement of securities, who were deemed to be accredited investors under Rule 501(a) of Regulation D of the Securities Act of 1933 based upon certain representations made to us by such investors. In connection with the private placement in 1998, we issued warrants to Spencer Trask Securities Incorporated to purchase 340,238 shares of common stock at an exercise price of $6.76 per share as partial consideration for our services in these private placements. These warrants expire three years from the date of closing of the offering. Of the proceeds of this private placement, which totalled in the aggregate approximately $11.5 million, we received approximately $10 million with the remainder paid as a commission to Spencer Trask Securities Incorporated for its services in the private placement.

  15. In July 1998, we granted stock options to purchase an aggregate of 67,068 shares of common stock under our 1996 Stock Option Plans to 29 employees and directors. The per share exercise price of these stock options is $6.76.

  16. In November 1998, we granted stock options to purchase an aggregate of 11,538 shares of common stock under our 1996 Incentive and Non-Qualified Stock Option Plan to six employees. The per share exercise price of these stock options is $7.28.

  17. In December 1998, we entered into a bridge loan agreement with S.R. One, Limited for a $3.0 million loan. Draw down of $1.5 million on this loan occured on December 28, 1998 with the remaining $1.5 million drawn down in January 1999. The bridge loan matures on the date of completion of the offering or January 31, 2000, whichever occurs sooner. The bridge loan carries an interest rate of 8% per annum. We issued a warrant to S.R. One, Limited which will be based upon the price of the offering, less a 15% discount as partial consideration for providing the bridge loan. Such warrant will not be exercisable until at least twelve months after completion of the offering.

  18. In January 1999, we granted stock options to purchase an aggregate of 1,202 shares of common stock under our 1996 Incentive and Non-Qualified Stock Option Plan to one employee. The per share exercise price of these stock options is $8.00.

  We believe that the transactions described in paragraphs 1 through 18 above were exempt from registration under Section 3(b) or 4(2) of the Securities Act because the subject securities were either (1) issued pursuant to a compensatory benefit plan pursuant to Rule 701 under the Securities Act or (2) issued to a limited group of persons, each of whom was believed to have been a sophisticated investor or to have had a preexisting business or personal relationship with us or our management and to have been purchasing for investment without a view to further distribution. In addition, the recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates issued in such transactions. All recipients had adequate access, through their relationships with us, to information about us.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits:

Exhibit No.                                              Description
-----------                                              -----------
1.1*         Form of Underwriting Agreement
3.1a*        Amended and Restated Certificate of Incorporation of Careside, Inc.
3.1b*        Form of Certificate of Amendment of Certificate of Incorporation of Careside, Inc. (to be filed immediately prior to completion of the offering)
3.1c*        Form of Amended and Restated Certificate of Incorporation of Careside, Inc. (effective upon the completion of the offering)
3.2a*        Amended and Restated Bylaws of Careside, Inc.
3.2b*        Form of Amended and Restated Bylaws of Careside, Inc. (effective upon completion of the offering)
4.1          Specimen Stock Certificate
4.2*         Placement Agent Warrant Agreement dated as of January 31, 1997 by and between
             Careside, Inc. and Spencer Trask Securities Incorporated (including Form of Warrant)
4.3*         Placement Agent Warrant Agreement dated as of March 6, 1998 by and between Careside,
             Inc. and Spencer Trask Securities Incorporated (including Form of Warrant)
4.4*         Securities Purchase Agreement dated as of December 17, 1998 by and between S.R. One,
             Limited and Careside, Inc. (including Form of Note)
4.5*         Warrant Issued to S.R. One, Limited on December 17, 1998
4.6*         Form of Warrant Agreement to be dated as of the closing date of the offering, by and among Careside,
             Inc., Fahnestock & Co. Inc., Wedbush Morgan Securities, Inc. and Southeast Research Partners, Inc.
             (including Form of Warrant)
5.1*         Opinion of Pepper Hamilton LLP
10.1*        Registration Rights Agreement dated as of November 7, 1996 by and among SmithKline
             Beecham Diagnostic Systems Co., SmithKline Beecham Corporation and Careside, Inc.

 Exhibit No.                             Description
 -----------                             -----------
 10.2*       Registration Rights Agreement dated as of December 4, 1996 by and among Careside, Inc.,
             Exigent Partners, L.P., W. Vickery Stoughton, Thomas H. Grove,
             Kenneth B. Asarch,
             William S. Knight, Donald S. Wong, Ashok K. Sawhney and Philip B.
             Smith
 10.3*       Amendment No. 1 to Registration Rights Agreement dated as of
             January 31, 1997 by and among
             Careside, Inc. Exigent Partners, L.P., W. Vickery Stoughton,
             Thomas H. Grove,
             Kenneth B. Asarch, William S. Knight, Donald S. Wong, Ashok K.
             Sawhney and Philip B. Smith
 10.4*       Registration Rights Agreement dated as of December 4, 1996 by and between Careside, Inc.
             and Spencer Trask Securities Incorporated
 10.5*       Registration Rights Agreement dated as of January 31, 1997 by and among Careside, Inc.
             and the Investors signatory thereto
 10.6*       Stockholders Agreement dated as of December 4, 1996 by and among the Careside, Inc.,
             SmithKline Beecham Corporation, SmithKline Beecham Diagnostic
             Systems Co., Spencer Trask
             Securities Incorporated, Exigent Partners, L.P., W. Vickery
             Stoughton, Thomas H. Grove,
             Kenneth B. Asarch, William S. Knight, Donald S. Wong, Ashok K.
             Sawhney, Philip B. Smith
             and each Investor signatory thereto
 10.7*       Consulting Agreement by and between Careside, Inc. and Cedar
             Capital Investors dated August 8, 1997
 10.8*       Employment Agreement dated as of March 3, 1997 between Careside,
             Inc. and W. Vickery Stoughton
 10.9*       Employment Agreement dated as of March 3, 1997 between Careside,
             Inc. and Thomas H. Grove
 10.10*      Employment Agreement dated as of July 30, 1998 between Careside,
             Inc. and James R. Koch
 10.11*      1996 Incentive and Non-Qualified Stock Option Plan, as amended and restated
 10.12*      1996 Key Executive Stock Option Plan, as amended and restated
 10.13*      1998 Incentive and Non-Qualified Stock Option Plan
 10.14*      1998 Director Stock Option Plan
 10.15*      Standard Industrial/Commercial Single-Tenant Lease-NET dated as of
             October 14, 1996,
             by and between Fox Hills Business Park, a California Limited
             Partnership and Careside, Inc.
 10.16       Agreement dated as of August 23, 1996, by and between Fuji Photo
             Film Co., Ltd. and Careside, Inc.+
 10.17*      Agreement dated as of December 12, 1995, by and between United
             Medical Manufacturing
             Company and SmithKline Beecham Corporation and assignment
 10.18*      Product Development and Supply Agreement dated as of July 18,
             1997, by and between
             Careside, Inc. and UMM Electronics, Inc.
 10.19*      Agreement executed December 7, 1995 and February 28, 1996, by and between SmithKline
             Beecham Corporation and Hauser, Inc. and assignment
 10.20*      Agreement Number CP032284 Cost Type executed December 5 and 17,
             1996 by and between
             Battelle Memorial Institute and Careside, Inc.
 10.21       Joint Research and Development Agreement dated as of October 28,
             1996 by and between
             Careside, Inc. and International Technidyne Corporation
 10.22       [INTENTIONALLY OMITTED]
 10.23*      Distribution and Supply Agreement dated as of November 7, 1996, by and between SmithKline
             Beecham Clinical Laboratories, Inc. and Careside, Inc, as amended on February 12, 1999.+
 10.24*      Asset Purchase Agreement dated as of November 7, 1996, by and among SmithKline Beecham
             Clinical Laboratories, Inc., SmithKline Beecham Diagnostic Systems
             Co. and Careside, Inc.
 10.25*      Loan and Security Agreement dated as of October 1, 1996, by and between Careside, Inc. and
             SmithKline Beecham Corporation
 10.26*      Placement Agency Agreement dated as of December 10, 1996, by and between Careside, Inc.
             and Spencer Trask Securities Incorporated
 10.27*      Placement Agency Agreement dated as of January 29, 1998, by and between Spencer Trask
             Securities Incorporated and Careside, Inc.

 Exhibit No.                             Description
 -----------                             -----------
 10.28*      Investment Banking Agreement dated as of January 31, 1997, by and between Careside, Inc.
             and Spencer Trask Securities Incorporated
 10.29*      Agreement of Limited Partnership of Exigent Partners, L.P. dated as of October 1996,
             by and between Kevin Kimberlin and those persons listed on
             Schedule A attached thereto
 10.30*      The Lincoln National Life Insurance Company Standardized 401(k)
             Salary Reduction Plan
             and Trust Prototype Plan Adoption Agreement Plan #008, effective
             January 1, 1997, by and
             between Careside, Inc. W. Vickery Stoughton and Thomas Grove
 10.31*      Employee Stock Purchase Plan
 10.32       Registration Rights Agreement dated as of March 6, 1998 by and among Careside, Inc. and the Investors signatory thereto
 10.33*      Registration Rights Agreement dated as of March 6, 1998 by and between Careside, Inc. and Spencer Trask Securities Incorporated
 10.34*      Registration Rights Agreement dated as of December 17, 1998 by and between Careside, Inc. and S.R. One, Limited
 10.35*      Waiver Letter Agreement dated as of December 8, 1998 by and between Careside, Inc. and Spencer Trask Securities Incorporated
 23.1*       Consent of Arthur Andersen LLP
 23.2*       Consent of Pepper Hamilton LLP (included in Exhibit 5.1)
 23.3*       Consent of Oppenheimer Wolff & Donnelly LLP
 24.1*       Power of Attorney (included on Signature Pages)
 27.1*       Financial Data Schedule

--------
*  Previously filed with the Securities and Exchange Commission.
+ Portions of these documents have been omitted pursuant to a request for confidential treatment. The material has been filed separately with the Securities and Exchange Commission.

(b) Financial Statement Schedules:

  Financial Statement Schedules are omitted because the information is included in the Financial Statements or notes thereto.

Item 17. Undertakings.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

  (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  In addition, the undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Culver City, California, on the 5th day of March, 1999.

                                          CARESIDE, INC.

                                                  /s/ W. Vickery Stoughton
                                          By: _________________________________
                                                    W. Vickery Stoughton
                                                  Chairman of the Board of
                                                         Directors
                                                and Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

       /s/ W. Vickery Stoughton        Chairman of the Board of      March 5, 1999
______________________________________  Directors, Chief
         W. Vickery Stoughton           Executive Officer and
                                        Director (principal
                                        executive officer)

         /s/ Thomas H. Grove           Executive Vice President--    March 5, 1999
______________________________________  Research and Development
           Thomas H. Grove              and Director

          /s/ James R. Koch            Chief Financial Officer,      March 5, 1999
______________________________________  Treasurer, Executive Vice
            James R. Koch               President and Director
                                        (principal financial and
                                        accounting officer)

                  *                             Director             March 5, 1999
______________________________________
          Anthony P. Brenner

                  *                             Director             March 5, 1999
______________________________________
          William F. Flatley

                  *                             Director             March 5, 1999
______________________________________
          Kenneth N. Kermes

                  *                             Director             March 5, 1999
______________________________________
          C. Alan MacDonald

                  *                             Director             March 5, 1999
______________________________________
             Diana Mackie

                  *                             Director             March 5, 1999
______________________________________
           Philip B. Smith


       /s/ W. Vickery Stoughton
*By: ________________________________
           W. Vickery Stoughton
             Attorney-in-Fact